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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 - Nos. 2-82414, 2-91410, 33-235312, and 33-00967, and Form S-3 - No.
33-40927) pertaining to the Quest Medical, Inc. 1979 Amended and Restated Employees' Stock Option Plan; the Quest Medical, Inc. Directors' Stock Option Plan; the Quest Medical, Inc. 1987 Employees' Stock Option Plan; the Quest Medical, Inc. 1995 Stock Option Plan; the Quest Medical, Inc. Sales and Marketing Employees Stock Option Plan; the Heaton Stock Option Plan; the registration of 100,000 shares of Common Stock issued pursuant to a Common Stock Purchase Warrant between Quest Medical, Inc. and Robert L. Swisher, Jr. and the related Prospectuses of our report dated February 25, 1998, with respect to the consolidated financial statements of Quest Medical, Inc. and Subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                            /s/ Ernst & Young LLP
                                            -----------------------------------
                                            Ernst & Young LLP


Dallas, Texas
March 27, 1998